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                                                                   EXHIBIT 10(c)

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into this  7th   day of  March ,
1994, by and between CAROLINA FREIGHT CORPORATION, a North Carolina corporation whose principal address is 1201 East Church Street, Post Office Box 1000, Cherryville, North Carolina (hereinafter "Carolina"), and JAMES R. HERTWIG (hereinafter "Hertwig").

         1. Employment. Carolina hereby employs Hertwig, and Hertwig hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term. The term of this agreement shall begin on the 31st day of January, 1994, and shall continue in effect thereafter until such time as one party shall give to the other written notice of its intention to cancel the agreement. In the case of Carolina, the notice to Hertwig must be given two
(2) years in advance of the date on which the agreement shall be cancelled. In the case of Hertwig, the notice to Carolina must be given thirty (30) days prior to the intended cancellation date.

         3. Compensation. For all services rendered by Hertwig under the terms of this Agreement, Carolina shall pay to Hertwig a base salary of $135,000.00 per year, payable in bi-weekly installments.

         In addition, Carolina shall provide to Hertwig the use of a Company automobile of like style and model as is given to other officers of Carolina for their use.

         Contingent on approval by the Compensation Committee of Carolina (the "Committee"), Carolina shall grant to Hertwig an option to purchase 10,000 share of the common stock of Carolina at the closing price for the stock on the New York Stock Exchange on the date of the grant.

         Contingent on approval of the shareholders of Carolina of the 1994 Non-Qualified Stock Option Plan of Carolina Freight Corporation and Subsidiaries and on approval of the Compensation Committee of the Board of Directors of Carolina, Carolina shall grant to Hertwig an additional option to purchase 15,000 shares of the common stock of Carolina Freight Corporation at the closing price for the stock on the New York Stock Exchange on the date of the grant.

         Carolina shall reimburse Hertwig for reasonable moving expenses in order to move Hertwig and his family from Dallas, Texas to the Cherryville, North Carolina general area. Carolina shall pay for services in connection with the packing of Hertwig's personal effects and household goods, and the loading, moving and unloading such items. Carolina shall also reimburse Hertwig at the

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rate of $0.245 cents per mile to move one (1) personal automobile from
Dallas, Texas to his new residence. In addition, Carolina shall reimburse Hertwig for reasonable expenses incurred for Hertwig and his wife to visit the area in order to locate a suitable residence. In connection with the sale of Hertwig's current residence in Dallas, Texas, Carolina shall reimburse Hertwig for reasonable closing costs incurred by Hertwig on the sale of his current residence, including reimbursement of a reasonable sales commission in the amount normally incurred in the Dallas, Texas area.

         Carolina shall reimburse Hertwig for reasonable expenses incurred in connection with the filing of his annual income taxes. In addition, Carolina shall reimburse Hertwig for expenses incurred in connection with legal services rendered in regard to estate planning and/or probate matters made necessary by virtue of the change of residence from Texas to North Carolina, provided such services are approved in advance by the General Counsel of Carolina.

         Carolina shall enter into an agreement entitled "Senior Executive Benefit Plan Agreement" with Hertwig in the form attached hereto. Should there be any conflict between the terms of the Senior Executive Benefit Plan Agreement and this Agreement, the terms of the Senior Executive Benefit Plan Agreement shall apply in regard to the benefits provided therein.

         Hertwig shall be eligible to participate in other benefit plans that are offered to all employees of Carolina, with his participation being governed by the terms of the particular plan.

         Hertwig shall participate, as an Officer (as that term is defined in the plan), in the 1994 Carolina Freight Corporation Short-Term Bonus Plan for Salaried Personnel as approved by the Committee. Hertwig shall also be eligible to participate in such similar plans as may be adopted by the Committee in future years, in the discretion of the Committee.

         5. Duties. Upon approval of, and election by, the Board of Directors of Carolina, employee shall be engaged as Vice President of Carolina, and shall be charged with supervising and directing such efforts as may be assigned to him by the Chief Executive Officer of Carolina. The precise services of the employee shall be more clearly defined at a later date, and may be extended or curtailed from time to time, at the direction and in the discretion of the Chief Execution Officer of Carolina.

         6. Extent of Services.   Hertwig shall devote his entire time,
attention, and energies to the business of Carolina, and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as

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preventing Hertwig from investing his assets in such form or manner as will not require any services on the part of Hertwig in the operation of the affairs of the companies in which such investments are made.

         7. Working Facilities. Hertwig shall be furnished with a private office and with such equipment and assistance as is suitable to his position and adequate for the performance of his duties.

         8. Disclosure of Information. Hertwig recognizes and acknowledges that the list of Carolina's customers, as it may exist from time to time, is a valuable, special and unique asset of Carolina's business. Hertwig will not, during or after the term of this employment, disclose the list of Carolina's customers or any part thereof to any person, firm, corporation or association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by Hertwig of the provisions of this paragraph, Carolina shall be entitled to an injunction restraining Hertwig from disclosing, in whole or in part, the list of Carolina's customers, or from rendering any services to such person, firm, corporation, association, or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Carolina from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Hertwig.

         9. Expenses. Hertwig is authorized to incur reasonable expenses, as necessary, in the conduct of his business with Carolina, including expenses for entertainment, travel, and similar items. Carolina will reimburse Hertwig for all such reasonable expenses upon the presentation by Hertwig, from time to time, of itemized account of such expenditures, all in accordance with the established policy and procedures of Carolina.

         10. Vacations. Hertwig shall be entitled to two (2) weeks of vacation in the first year of this Agreement, and shall be entitled to three
(3) weeks of vacation during the second and each subsequent year of this Agreement.

         11. Termination of Agreement. Notwithstanding anything herein contained to the contrary, Carolina may terminate this agreement immediately should Hertwig refuse to carry out the terms of this Agreement or to carry out and execute any and all reasonable duties assigned to him.

         12. Restrictive Covenant. During the term of this agreement and for so long as payments shall continue from Carolina to Hertwig as part of the notice period called for in paragraph 2 hereof, and for a period of six (6) months thereafter, Hertwig will not compete with Carolina, or with a subsidiary of Carolina, and shall not own,

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manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by Carolina or its subsidiaries at the time of termination of this Agreement. In the event of an actual or threatened breach by Hertwig of the provisions of this paragraph, Carolina shall be entitled to an injunction restraining Hertwig from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any business similar to any type of business conducted by Carolina or its subsidiaries at the time of this Agreement. Nothing herein stated shall be construed as prohibiting Carolina from pursuing any other remedies at law or otherwise available to it for such breach or threatened breach, including the recovery of damages from Hertwig.

         13. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Charlotte, North Carolina, in accordance with the rules then promulgated by the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         14. Governing Law. This Agreement shall be governed by and construed under the laws of the State of North Carolina.

         15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail, return receipt requested to his residence in the case of Hertwig, or if to Carolina, to the address shown in the first paragraph of this Agreement, marked to the attention of the Legal Department.

         16. Entire Agreement. This instrument contains the entire Agreement of the parties and may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         17. Assignment. The rights and obligations of Carolina under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Carolina.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        CAROLINA FREIGHT CORPORATION

         (Corporate Seal)

                                        By:__________________________ Chief
                                                  Executive Officer

Attest:

________________________
         Secretary





                                        __________________________ (SEAL)
                                        JAMES R. HERTWIG





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